Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235 www.pmctrust.com
PMC Commercial Trust Announces Fourth Quarter and Year-End Financial Results
PMC Commercial Trust
NYSE Amex (Symbol PCC)
www.pmctrust.com

Dallas, TX	March 14, 2011
PMC Commercial Trust (NYSE Amex: PCC) announced fourth quarter and year-end financial results today.
•	Income from continuing operations was $4,842,000 for the year ended December 31, 2010

•	Income from continuing operations was $1,107,000 for the quarter ended December 31, 2010

•	SBA 7(a) loan originations and cash premiums reached record levels in 2010

•	The Board of Trust Managers maintained the quarterly dividend at $0.16 per share, payable in April 2011
Income from continuing operations for 2010 decreased to $4,842,000 ($0.46 per share) from $6,057,000 ($0.57 per share) during 2009. Net income decreased to $4,297,000, or $0.41 per share, during 2010 compared to $6,761,000, or $0.64 per share, for 2009. As described below, our income from continuing operations and net income were negatively impacted by a change in accounting principles that required deferral of gain recognition on certain of our SBA 7(a) loan sales, including non-refundable cash premiums. The cash premiums received in 2010 were $2.2 million, a 69% increase over cash premiums of $1.3 million received in 2009.
Income from continuing operations for the fourth quarter of 2010 decreased to $1,107,000 ($0.11 per share) from $1,448,000 ($0.14 per share) during the fourth quarter of 2009. Net income decreased to $589,000, or $0.06 per share, during the fourth quarter of 2010 compared to $1,676,000, or $0.16 per share, for the fourth quarter of 2009.
SBA 7(a) Loan Originations
During 2008, we changed our focus to originating SBA 7(a) loans. As we transitioned in 2008, we originated approximately $11.0 million of SBA 7(a) loans compared to $2.9 million in 2007. With increased emphasis, originations reached $28.0 million in 2009 and $33.5 million in 2010. We are forecasting 2011 SBA 7(a) loan originations to be between $40 million and $50 million.
Impact of Accounting Changes
The comparability of our financial statements was affected by two accounting rule changes, both effective January 1, 2010.
The first accounting change affected all SBA 7(a) loan originators as it significantly modified the accounting for secondary market loan sale transactions (the sale of the guaranteed portion of our SBA 7(a) loans to investors). We are now required to permanently treat proceeds received from certain legally sold loans as secured borrowings. Accordingly, even though non-refundable, the cash premiums on these loans are reflected as a liability when received and then amortized as a reduction to interest expense over the life of the loan.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
An effect of this accounting treatment is to drive a new temporary difference between recognized GAAP net income versus taxable income. The following table demonstrates the effect of the new accounting standard on our taxable income:

	Year Ended December 31,
	2010	2009
Principal Sold	$28,445,000	$24,996,000
Cash Premium Received	$2,210,000	$1,320,000
Book Gain Recorded	$709,000	$1,343,000
Tax Gain Recorded	$3,256,000	$2,120,000
Tax Gain as a % of Principal Sold	11.4%	8.5%
Book vs. Tax Timing Difference	$2,547,000	$777,000
As of December 31, 2010 we have received $1.4 million in cash premiums recorded as a liability, which will be recognized as income in future periods.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
Primarily as a result of the timing differences for gain recognition on secondary market loan sales, the combined taxable income of the REIT and the taxable REIT subsidiaries (“TRSs”) (net of income tax expense) is materially different than our net income. The following table reconciles our net income to our taxable income, net of current tax expense:

	Year Ended December 31, 2010
	Combined	REIT	TRS’s
	(In thousands, except footnotes)
Net income	$4,297	$4,637	$(340)
Book vs. tax timing differences	2,274	454	1,820 (1)

Taxable income	6,571	5,091	1,480
Dividends paid from TRS to REIT	(300)	(300)	—

Taxable income adjusted for special item	6,271	4,791	1,480
Current income tax expense	(514)	—	(514)

Taxable Income, Net of Current Tax Expense(2)	$5,757	$4,791	$966

	Year Ended December 31, 2009
	Combined	REIT	TRS’s
	(In thousands, except footnotes)
Net income	$6,761	$7,175	$(414)
Book vs. tax timing differences	(1,912)	(2,587)	675 (1)

Taxable income	4,849	4,588	261
Severance payments (3)	1,435	1,435	—

Taxable income adjusted for special item	6,284	6,023	261
Current income tax expense	(89)	—	(89)

Taxable Income, Net of Current Tax Expense (2)	$6,195	$6,023	$172

(1)	Includes the $2,547,000 and $777,000 timing difference during December 31, 2010 and 2009, respectively as detailed above.

(2)	This is a non-GAAP financial measure. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

(3)	Relates to our 2008 reduction in force expensed for GAAP purposes in 2008 and for income tax purposes in 2009.
Taxable Income, Net of Current Tax Expense is defined as reported net income, adjusted for book versus tax timing differences and special items. Special items may include, but are not limited to, unusual and infrequent non-operating items and dividends paid between affiliates. The Company uses Taxable Income, Net of Current Tax Expense to measure and evaluate our operations. We believe that the results provide a useful analysis of ongoing operating trends.
We anticipate a continuation of our SBA 7(a) loan originations and secondary market loan sales to remain robust throughout 2011. We sold approximately $8.5 million of the guaranteed portion of SBA 7(a) loans during the first two months of 2011 and have collected cash premiums of approximately $825,000. Of those cash premiums, $450,000 relate to loan sales that meet the criteria for gain recognition.
The second accounting change was the consolidation of the assets and liabilities of our off-balance sheet entities. Previously our interest in these entities was reflected as retained interests in transferred assets. The impact to our balance sheet was a “gross up” of approximately $20 million in assets and liabilities at January 1, 2010.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
Management Remarks
Lance B. Rosemore, Chairman of the Board of Trust Managers, stated; “We are pleased to report our 68th consecutive profitable quarter and 17th consecutive profitable year, not an easy task for a specialty commercial finance lender. This feat was even more impressive considering that over 70% of our portfolio yield is tied to variable rates which remained at historically low levels. Our variable rate portfolio can provide us with substantial upside revenue potential when rates rise.
“Starting in 2010, because of a change in accounting rules, we accumulated deferred cash premiums on sales of SBA 7(a) loans of $1.4 million or $0.13 per share. These cash premiums are deferred for book purposes, but not for tax.
“As a result of the cash provided by these loan sales combined with our current and future anticipated results of operations, the Board of Trust Managers has maintained our quarterly dividend of $0.16 per share.
“Subsequent to year end, we collected $450,000 in cash premiums on loan sales to be recognized in the first quarter of 2011 and will defer additional gains of $375,000. As our portfolio is predominantly to hospitality operators, we are reassured by lodging industry reports that have shown improvements during 2010 and forecasts for continued positive trends during 2011. We are optimistic that these trends will continue and 2011 will be a year of continued strong portfolio performance.”
Financial Results
Fourth Quarter of 2010 vs. Fourth Quarter of 2009
Significant changes included:
•	Revenues decreased by approximately $400,000 when comparing the fourth quarter of 2010 to the fourth quarter of 2009 due primarily to:
•	an increase in interest income of approximately $625,000 resulting primarily from consolidation of our securitizations effective January 1, 2010 partially offset by decreases in LIBOR;

•	a reduction of income from retained interests in transferred assets (“Retained Interests”) of approximately $450,000 resulting from the reduced outstanding balance of our Retained Interests; and

•	a reduction in other income by approximately $600,000 primarily due to a reduction in premium income recognized.
•	Discontinued operations decreased by $746,000 during the fourth quarter of 2010 compared to the fourth quarter of 2009 as a result of operating costs and impairment charges on our real estate owned (“REO”).
Fourth Quarter of 2010 vs. Third Quarter of 2010
Our income from continuing operations decreased $135,000 to $1,107,000 ($0.11 per share) during the fourth quarter of 2010 from $1,242,000 ($0.11 per share) during the third quarter of 2010. Net income decreased by $618,000 to $589,000, or $0.06 per share, during the fourth quarter of 2010 compared to $1,207,000, or $0.11 per share, for the third quarter of 2010.
The decreases were primarily due to operating costs and impairment losses on our REO included in discontinued operations during the fourth quarter of 2010.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
Year Ended December 31, 2010 vs. Year Ended December 31, 2009
Net income decreased by $2,464,000 primarily due to:
•	A reduction in premium income of $634,000 due to the change in accounting described above; and

•	A decrease in discontinued operations of $1,249,000 due to operating costs and impairment losses on our real estate owned.
Interest Rate Sensitivity
•	Approximately 73% of our retained loans at December 31, 2010 had variable interest rates.

•	Approximately 54% of our retained loans at December 31, 2010 had interest rates based on LIBOR.

•	The base LIBOR charged to our borrowers during the fourth quarter of 2010 was 0.29% compared to 0.53% during the third quarter of 2010 and 0.29% during the fourth quarter of 2009.

•	The base LIBOR for the first quarter of 2011 has been set at 0.30%.

•	The average base LIBOR charged to our borrowers during 2010 was 0.34% compared to 0.88% during 2009.
Financial Position
•	Our total assets increased to $252.1 million at December 31, 2010 compared to $228.2 million at December 31, 2009 and $250.5 million at September 30, 2010.

•	Our total serviced loan portfolio increased to $284.5 million at December 31, 2010 up from $284.1 million at September 30, 2010 and $273.7 million at December 31, 2009.

•	Our outstanding retained loan portfolio increased to $234.9 million at December 31, 2010 up from $233.1 million at September 30, 2010 and from $198.2 million at December 31, 2009.
Originations
•	During the fourth quarter of 2010 we originated $6.0 million of SBA 7(a) loans compared to $4.9 million in the third quarter of 2010 and $11.8 million during the fourth quarter of 2009.

•	During the year ended December 31, 2010, we originated $33.5 million of SBA 7(a) loans compared to $28.0 million during 2009.

•	During the year ended December 31, 2010, our total loan originations were $38.4 million compared to $30.4 million during 2009.

•	Our pipeline of outstanding loan commitments was $16.5 million at December 31, 2010 compared to

$20.7 million at December 31, 2009.

•	We anticipate our 2011 SBA 7(a) loan fundings to be between $40 million and $50 million.
Liquidity
•	Our revolving credit facility (the “Revolver”) was extended during September 2010 until December 31, 2011.

•	The maximum amount available under our revolving credit facility was increased to $30 million.

•	There can be no assurance that we will be able to extend or replace our Revolver at maturity.
Dividends
•	Dividends on our common shares of $0.64 were declared during 2010 which includes the quarterly dividend declared in December 2010 of $0.16 per share that was paid on January 10, 2011 to shareholders of record on December 31, 2010.

•	We declared a $0.16 per common share dividend in March 2011 payable in April. There has been no additional guidance provided by the Board of Trust Managers for dividends to be declared in 2011.

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
•	Since our inception in 1993, we have paid approximately $171.1 million in dividends or $23.16 per common share.
Financial Position Information

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
	(In thousands, except per share information)
Loans receivable, net	$233,218	$231,326	$237,882	$232,852	$196,642
Retained interests in transferred assets	$1,010	$1,029	$901	$910	$12,527
Total assets	$252,127	$250,523	$257,372	$251,033	$228,243
Debt	$92,969	$90,881	$97,045	$91,042	$68,509
Total beneficiaries’ equity	$150,560	$151,623	$151,897	$152,241	$152,458
Shares outstanding	10,560	10,560	10,558	10,548	10,548
Net asset value per share	$14.26	$14.36	$14.39	$14.43	$14.45

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
PMC Commercial Trust and Subsidiaries
Comparative Results of Operations

	Years Ended December 31,			Three Months Ended December 31,
	2010	2009	Inc (Dec) %	2010	2009	Inc (Dec) %
	(Dollars in thousands, except per share information)
Income:
Interest income	$13,537	$11,180	21%	$3,339	$2,714	23%
Income from retained interests in transferred assets	163	2,862	(94%)	50	493	(90%)
Other income	1,763	2,225	(21%)	381	960	(60%)

Total revenues	15,463	16,267	(5%)	3,770	4,167	(10%)

Expenses:
Interest	4,016	2,869	40%	974	629	55%
Salaries and related benefits	3,927	3,871	1%	1,030	1,007	2%
General and administrative	2,168	2,096	3%	506	716	(29%)
Impairments and provisions	641	1,541	(58%)	252	430	(41%)

Total expenses	10,752	10,377	4%	2,762	2,782	(1%)

Income before income tax benefit (provision) and discontinued operations	4,711	5,890	(20%)	1,008	1,385	(27%)

Income tax benefit (provision)	131	167	(22%)	99	63	57%

Income from continuing operations	4,842	6,057	(20%)	1,107	1,448	(24%)

Discontinued operations	(545)	704	(177%)	(518)	228	(327%)

Net income	$4,297	$6,761	(36%)	$589	$1,676	(65%)

Basic weighted average shares outstanding	10,554	10,573		10,560	10,548

Basic and diluted earnings per share:
Income from continuing operations	$0.46	$0.57		$0.11	$0.14
Discontinued operations	(0.05)	0.07		(0.05)	0.02

Net income	$0.41	$0.64		$0.06	$0.16

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
PMC Commercial Trust and Subsidiaries
Quarterly Operating Results

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009
	(In thousands)
Revenues:
Interest income	$3,339	$3,483	$3,498	$3,217	$2,714
Income from retained interests in transferred assets	50	38	34	41	493
Other income	381	782	403	197	960

Total revenues	3,770	4,303	3,935	3,455	4,167

Expenses:
Interest	974	1,042	1,011	989	629
Salaries and related benefits	1,030	986	970	941	1,007
General and administrative	506	450	644	568	716
Impairments and provisions	252	487	104	(202)	430

Total expenses	2,762	2,965	2,729	2,296	2,782

Income before income tax benefit (provision) and discontinued operations	1,008	1,338	1,206	1,159	1,385

Income tax benefit (provision)	99	(96)	20	108	63

Income from continuing operations	1,107	1,242	1,226	1,267	1,448

Discontinued operations	(518)	(35)	(3)	11	228

Net income	$589	$1,207	$1,223	$1,278	$1,676

PMC COMMERCIAL TRUST	Earnings Press Release	March 14, 2011
Real Estate Investment Trust (“REIT”) Taxable Income
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

				Three Months Ended
	Years Ended December 31,			December 31,
	2010	2009	2008	2010	2009
	(In thousands)

Net income	$4,297	$6,761	$9,806	$589	$1,676
Book/tax difference on depreciation	(53)	(56)	(60)	(13)	(14)
Book/tax difference on gains related to real estate	387	(1,110)	(784)	—	(468)
Book/tax difference on Retained Interests, net	—	(212)	57	—	(146)
Severance accrual (payments)	(33)	(1,435)	1,596	(14)	(6)
Impairment losses	317	—	—	317	—
Book/tax difference on amortization and accretion	(102)	(232)	(345)	(26)	(31)
Loan valuation	(241)	497	430	(52)	258
Other book/tax differences, net	(121)	(38)	(177)	43	43

	4,451	4,175	10,523	844	1,312

Adjustment for taxable REIT subsidiaries net loss (income)	340	413	(587)	216	145
Dividend distribution from taxable REIT subsidiary	300	—	2,000	300	—

REIT taxable income	$5,091	$4,588	$11,936	$1,360	$1,457

Distributions declared	$6,756	$7,445	$10,908	$1,689	$1,688

Weighted average common shares outstanding	10,554	10,573	10,767	10,560	10,548

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its shares, which could cause actual results to differ materially from those currently anticipated. The Company’s ability to meet targeted financial and operating results, including loan originations, operating income, net income and earnings per share depends on a variety of economic, competitive, and governmental factors, including changes in real estate market conditions, changes in interest rates and the Company’s ability to access capital under its credit facility or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect any changes in expectations, subsequent events or circumstances.